Conformis Provides Business Update and Reports Preliminary Results for Fourth Quarter and Full-Year 2022
Company Launches New Advertising Campaign

BILLERICA, Mass., FEB. , 2023 (GLOBE NEWSWIRE) -- Conformis, Inc. (NASDAQ:CFMS), an orthopedic medical device company that features personalized knee and hip replacement products, provided today a business update and reported preliminary financial results for the fourth quarter and year ended December 31, 2022.

Executive Commentary – Mark Augusti, President and CEO

“Today we are announcing the launch of our new advertising campaign highlighting our Image-to-Implant Platinum Services program. This campaign focuses on highlighting the benefits of a fully personalized knee to patients and will launch initially in a select number of targeted markets. We are also providing an update of our commercial progress of the new business model through year end. As of December 31, 2022, 154 facilities have access to the Image-to-Implant Platinum Services℠ Program (PSP) and the company has received over 500 PSP orders through December 31, 2022. We are encouraged by the early traction of our Platinum Services Program and believe it is an important part of our long-term growth strategy.”

An example of our media advertisement can be accessed via the URL in the outlook section below.

Preliminary Fourth Quarter 2022 Summary:

•Total revenue of approximately $17.4 million, up 13% year-over-year on a reported basis and 14% on a constant currency basis; includes non-recurring licensing revenue associated with the settlement and licensing agreement with Medacta.
•Product revenue of approximately $14.2 million, down 7% year-over-year on a reported basis and down 6% on a constant currency basis.
•U.S. product revenue of approximately $12.4 million, down 9% year-over-year.
•Rest of world product revenue of approximately $1.8 million, up 4% year-over-year on a reported basis and 19% on a constant currency basis.
•Launched our Actera™ proximal hip stem that supports the growing direct anterior approach surgical technique.
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Preliminary Full Year 2022 Summary:
•Total revenue of approximately $62.1 million was down 38% year-over-year on a reported basis and down 37% on a constant currency basis, reflecting the non-recurring license payments received in 2021.
•Product revenue of approximately $57.8 million, down 1% year-over-year on a reported basis and flat on a constant currency basis.
•U.S. product revenue of approximately $50.5 million, down 1% year-over-year.
•Rest of world product revenue of approximately $7.3 million, flat year-over-year on a reported basis and up 10% on a constant currency basis.

Capital Structure and Liquidity

•Cash and cash equivalents totaled $48.7 million as of December, 2022, compared to $100.6 million as of December 31, 2021.

2023 Outlook:
•Conformis expects Q1 2023 product revenue to be in the range of $12M - $13M.
•This range reflects the disruption related to the transition to our new business model and continued manufacturing and supply chain challenges.
•On January 23, 2023 we received a favorable appellate court ruling in our ongoing litigation against Aetna and intend to continue pursuit of these claims.
•On February 8, 2023 we launched our new media campaign
•https://conformis.wistia.com/medias/uegxhwukio

These preliminary results and highlights are being provided in advance of the Company's scheduled earnings call. They are preliminary unaudited results and are subject to revision. The Company currently expects to report its full financial results for the fourth quarter and the year ended 2022 on March 1, 2023.

Note on Non-GAAP Financial Measures

In addition to disclosing financial measures prepared in accordance with U.S. generally accepted accounting principles (GAAP), the Company provides certain information regarding the Company's financial results or projected financial results on a non-GAAP "constant currency basis." This information estimates the impact of changes in foreign currency rates on the translation of the Company's current or projected future period financial results as compared to the applicable comparable period. This impact is derived by taking the adjusted current or projected local currency results and translating them into U.S. dollars based upon the foreign currency exchange rates for the applicable comparable period. It does not include any other effect of changes in foreign currency rates on the Company's results or business. Non-GAAP information is not a substitute for, and is not superior to, information presented on a GAAP basis. Company management uses these non-GAAP measures internally to measure operational performance.

Conference Call and Webcast – March 1, 2023 – 4:30 pm ET

As previously announced, Mark Augusti, CEO, and Bob Howe, CFO, will host an earnings webcast and conference call, Wednesday, March 1, 2023, at 4:30 p.m. Eastern Time.

The webcast of the earnings call will be live at: Link Directly to Webcast

To attend by telephone, please use the information below for dial-in access.

•Date and Time: March 1, 2023 – 4:30 p.m. Eastern Time
•Please register for the call. You can register any time starting now through the call.
•Link to register: Registration Link
•Registration in advance is encouraged. As part of the registration process, you can choose to be provided with the dial-in and PIN or to use the automated “Call Me” feature.

Please visit the Investor Relations website at ir.conformis.com on March 1, 2023, to view the earnings release prior to the webcast and conference call.

The online archive of the webcast will be available on the company’s website at ir.conformis.com for 30 days.

About Conformis, Inc.

Conformis is a medical technology company focused on advancing orthopedic patient care and creating a world without joint pain. Its product portfolio is designed to maximize surgeon and patient choice by offering fully personalized solutions through its Image-to-Implant® Platinum Services℠ Program as well as data-informed, standardized solutions that combine many benefits of personalization with the convenience and flexibility of an off-the-shelf system. Conformis’ sterile, just-in-time, Surgery-in-a-Box™ delivery system is available with all of its implants and personalized, single-use instruments. Conformis owns or exclusively in-licenses issued patents and pending patent applications that cover personalized implants and patient-specific instrumentation for all major joints.

For more information, visit www.conformis.com. To receive future releases in e-mail alerts, sign up at ir.conformis.com.

Cautionary Statement Regarding Forward-Looking Statements

Statements in this press release about our future expectations, plans and prospects, the anticipated timing of our product launches, and our financial position and results, total revenue, product revenue, gross margin, operations and growth, as well as other statements containing the words "anticipate," "believe," "continue," "could," "estimate," "expect," "intend," "may," "might," "plan," "potential," "predict," "project," "should," "target," "will," or "would" or the negative of these terms or other and similar expressions are intended to identify forward-looking statements within the meaning of the safe harbor provisions of The Private Securities Litigation Reform Act of 1995, although not all forward-looking statements contain these identifying words. We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make as a result of a variety of risks and uncertainties, including risks related to the novel coronavirus pandemic and the response to the pandemic; whether our cash resources will be sufficient to fund our continuing operations for the periods anticipated; risks related to our estimates and expectations regarding our revenue, gross margin, expenses, revenue growth and other results of operations, and the other risks and uncertainties described in the "Risk Factors" sections of our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, Quarterly Report on Form 10-Q for the fiscal quarters ended March 31, 2022, June 30, 2022 and September 30, 2022, and other public filings with the U.S. Securities and Exchange Commission. In addition, the forward-looking statements included in this press release represent our views as of the date hereof. We anticipate that subsequent events and developments may cause our views to change. However, while we may elect to update these forward-looking statements at some point in the future, we specifically disclaim any obligation to do so. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date hereof.
CONTACT:
Investor Relations

ir@conformis.com
(781) 374-5598